EXHIBIT 10.34

AMENDMENT, ACKNOWLEDGEMENT AND CONSENT TO GUARANTY

AMENDMENT, ACKNOWLEDGEMENT AND CONSENT TO GUARANTY (this “Amendment”) dated as of January 28, 2008, to the Guaranty dated as of July 30, 2007 (the “Existing Guaranty”) of KADANT INC. (the “Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., SHANGHAI BRANCH (its successors and assigns, directly or through any of its branches, offices, subsidiaries, or affiliates, collectively the “Existing Guaranty Bank”) (the Existing Guaranty, as amended by this Amendment, the “Guaranty”). Unless otherwise defined herein, capitalized terms which are defined in the Guaranty are used herein as defined therein

W I T N E S S E T H:

WHEREAS, on July 30, 2007, the Existing Guaranty Bank transferred to JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAI BRANCH (its successors and assigns, directly or through any of its branches, offices, subsidiaries, or affiliates, collectively the “Bank”) all of its rights and obligations under the 364-Day KJ Credit Agreement (as defined in the Existing Guaranty) and the 364-Day KY Credit Agreement (as defined in the Existing Guaranty), which transfers were acknowledged by each of K-Jining and K-Yanzhou;

WHEREAS, the Existing Guaranty Bank has requested that the Guarantor acknowledge and consent to such transfers;

WHEREAS, the Guarantor has requested, and, upon this Amendment becoming effective, the Bank agreed, that certain provisions of the Existing Guaranty be amended in the manner provided for in this Amendment;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises, the parties hereto hereby agree as follows:

SECTION I. AMENDMENTS

1.1. Amendment to First Section (Guaranty). The first Section of the Guaranty is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

“To induce JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAI BRANCH, with an address of 31F, HSBC Tower, 1000 Lu Jia Zui Ring Road, Shanghai, P.R. China, 200120 Attn: Betty Wang, Fax No.:8621-61602707, its successors and assigns, directly or through any of its branches, offices, subsidiaries, or affiliates (collectively, the “Bank”), to provide: (a) a credit facility in the original principal amount of up to RMB Forty Million (RMB40,000,000) to be entered into with KADANT JINING LIGHT MACHINERY CO., LTD, a company incorporated in Jining, China (“ K-Jining”) pursuant to a RMB40,000,000 Term Loan Agreement, among K-Jining and the Bank (“Term Credit Agreement”), (b) a credit facility in the original principal amount of up to RMB Forty Five Million (RMB45,000,000) to K-Jining pursuant to a Short-Term Advised Credit Line Facility Agreement, dated as of July 30, 2007, among K-Jining and the Bank (after transfer from JPMORGAN CHASE BANK, N.A., SHANGHAI BRANCH (the “Existing Guaranty Bank”)) (the “1 year KJ Credit Agreement”), (c) a credit facility in the original principal amount of up to RMB Fifteen Million (RMB15,000,000) to KADANT PULP AND PAPER EQUIPMENT (YANZHOU) CO. LTD. , a company incorporated in Yanzhou, China (“K-Yanzhou”) pursuant to a Short-Term Advised Credit Line Facility Agreement, dated as of July 30, 2007, among K-Yanzhou and the Bank (after transfer from the Existing Guaranty Bank) (the “ 1 Year KY Credit Agreement”) and (d) foreign exchange facilities and cash management services to K-Jining, K-Yanzhou and KADANT JOHNSON (WUXI)

TECHNOLOGY CO. LTD., a company incorporated in Wuxi, China (“K-Wuxi”; together with K-Jining and K-Yanzhou, the “Borrowers”) pursuant to (i) in the case of foreign exchange facilities, any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (“Foreign Exchange Facility “) and (ii) in the case of cash management services, any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions (“Cash Management Facility “; together with the Term Credit Agreement, 1 Year KJ Credit Agreement, 1 Year KY Credit Agreement and Foreign Exchange Facility, the “Loan Documents”), and because the undersigned (the “Guarantor”) has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor absolutely, unconditionally and irrevocably guarantees to the Bank, as primary obligor and not merely as surety, the full and prompt payment of the Liabilities when due (whether on demand, at stated maturity, by acceleration or otherwise) in accordance with the Facility Documents. The Guarantor will not only pay the Liabilities when due in accordance with the Facility Documents, but will also reimburse the Bank for any fees, charges, costs and expenses, including reasonable attorneys’ fees, that the Bank may pay in collecting from the Borrower or the Guarantor, and for liquidating any Collateral or this Guaranty. Subject to the provisions in “Payments Generally” below, the Guarantor’s obligations under this Guaranty shall be payable in the currency or currencies specified in the Facility Documents (as defined below). Unless otherwise defined herein, terms used in this Guaranty have the meanings provided in the Loan Documents. As used herein, the term “Collateral” in this Guaranty means all real or personal property of each of the Borrowers described in (if any) all security agreements, pledge agreements, mortgages, deeds of trust, assignments, or other instruments previously, concurrently, or hereafter executed in connection with any of the Liabilities.”

SECTION II. ACKNOWLEDGMENT AND CONSENT

2.1. Acknowledgment of Transfer. The Guarantor hereby acknowledges and consents to the transfer by the Existing Guaranty Bank to the Bank of all of its rights and obligations under each of the 364-Day KJ Credit Agreement (as defined in the Existing Guaranty) and the 364-Day KY Credit Agreement (as defined in the Existing Guaranty) and each other Finance Document referred to in each therein.

SECTION III. MISCELLANEOUS

3.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof upon receipt by the Existing Guaranty Bank and the Bank of a counterpart hereof duly executed and delivered by the Guarantor, the Existing Guaranty Bank and the Bank.

3.2. Representations and Warranties. The Guarantor represents and warrants to the Bank that as of the effective date of this Amendment: (a) the Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms constitutes, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (b) the representations and warranties made by the Guarantor in or pursuant to the Guaranty are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (c) each of the corporate organizational documents delivered in connection with the delivery of the Existing

Guaranty on or prior to July 30, 2007 are true and complete copies of each document thereof, remain in full force and effect and have not been amended, modified or supplemented since such date of delivery.

3.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission or other electronic transmission (i.e., a “PDF” or “TIFF”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Guarantor, the Existing Guaranty Bank and the Bank.

3.4. Continuing Effect; No Other Amendments. Except to the extent the Guaranty is expressly amended hereby, all of the terms and provisions of the Guaranty are and shall remain in full force and effect. This Amendment shall constitute a Facility Document.

3.5. Payment of Expenses. The Guarantor agrees to pay and reimburse the Existing Guaranty Bank and the Bank for all of its out-of-pocket costs and expenses incurred to date in connection with this Amendment and the other Facility Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Existing Guaranty Bank and the Bank.

3.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

KADANT INC.

By:	/s/ Thomas M. O’Brien
Name:	Thomas M. O’Brien
Title:	Executive Vice President & Chief Financial Officer

JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAI BRANCH

By:	/s/ Betty Wang
Name:	Betty Wang
Title:	Deputy Branch Manager